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                                                                   Exhibit 10.12

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is made and entered into as of the 17th day of February, 2000, by and between Cidera, Inc., a Delaware corporation (the "Company") and Edward D. Postal (the "Employee").

                                   RECITALS

     A. The Company desires to retain Employee to provide the services set forth in this Agreement.

     B. Employee is willing to provide such services to the Company on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

1.   Employment and Term.

     (A) Initial Term. The Company agrees to employ the Employee and the Employee agrees to work for the Company, subject to the terms and conditions below, for an initial term of two (2) years, beginning March 6, 2000, and ending March 5, 2002.

     (B) Renewal. The term of this Agreement may be renewed for additional one year terms at the sole discretion of the Company, upon ninety (90) days written notice provided to the Employee at any time prior to the expiration of the Initial Term.

2. Compensation; Benefits. Subject to the terms and conditions of this Agreement, the Company shall pay to the Employee a base salary as set forth on Schedule A, attached hereto and made a part hereof, payable in accordance with the Company's regular payroll policies. In addition to this base salary, the Employee shall be entitled to the benefits and bonuses described on Schedule A, subject to the terms and conditions described therein. In addition, the Employee shall be entitled to receive such other benefits including, but not limited to, vacation, holidays and sick leave, as the Company generally provides to its employees holding similar positions as that of the Employee. Employee initially shall be entitled annually to three (3) weeks of paid vacation time. Notwithstanding the foregoing, the Company reserves the right to adopt, amend or discontinue any employee benefit plan or policy in accordance with then-applicable law.

3. Restricted Stock. Employee agrees to purchase 620,000 shares of Company common stock at a purchase price of $13.00 per share. This stock shall be subject to a vesting schedule over a four-year period, with the shares vesting in equal quarterly increments (measured from the beginning of the Employee's term of employment). During the period that the stock is unvested, the Company may repurchase the stock from the Employee in the event he separates from service with the Company, at a repurchase price equal to the amount paid for those shares by the Employee. The specific terms and conditions of the award shall be governed by the

                                       1.
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Company's "1998 Employee Stock Incentive Plan" and the standard form of
Restricted Stock Purchase Agreement, which Employee agrees to execute.

4. Title; Duties. The Employee shall be employed as the Executive Vice President and Chief Financial Officer. The Employee shall diligently and conscientiously devote his full time and attention and his best efforts to discharge the duties assigned to him by the Company. The Employee shall perform such duties as may be assigned to him from time to time by the Company.

5.   Termination by the Company.

     (a) General. The Company shall have the right to terminate this Agreement with or without cause at any time during the term of this Agreement by giving written notice to the Employee. The termination shall become effective on the date specified in the notice, which termination date shall not be a date prior to the date fourteen (14) days following the date of the notice of termination itself.

     (b) Cause. In the event that the Employee is terminated for cause (as defined in Section 5(d) below), the Company shall pay the Employee the salary and pro rata bonus, if any, due him under this Agreement through the day on which such termination is effective.

     (c) Without Cause. In the event that the Employee is terminated without cause, (i) the Company shall pay to the Employee compensation equal to six (6) months of the Employee's base salary as of the date of termination, and (ii) notwithstanding Section 3 above, one hundred percent (100%) of any unvested stock or unvested options held by the Employee pursuant to the Company's 1998 Employee Stock Incentive Plan (or any successor plan) shall vest immediately. In addition, in the event of a Change of Control Event (as defined below), then one hundred percent (100%) of any unvested stock or unvested options held by the Employee pursuant to the Company's 1998 Employee Stock Incentive Plan (or any successor plan) shall vest immediately. "Change of Control Event" shall mean (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization, or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of 50% of the Company's outstanding voting power is transferred. Notwithstanding the foregoing, the payment of compensation and the accelerated vesting of stock or options hereunder shall be subject to Section 13 of the Restricted Stock Purchase Agreement between the Company and the Employee, dated as of February 17, 2000.

     (d) Cause Defined. For purposes of this Section 5, "cause" shall mean (i) a material breach by the Employee of any covenant or condition under this Agreement (including the covenant set forth in the second sentence of Section 4 above) after the Company has provided written notice of the breach to the Employee and the Employee has failed to cure the breach within thirty (30) days following such notice (provided, however, that no notice or opportunity to cure shall be required if the breach cannot be cured); (ii) the commission by the Employee of any

                                       2.
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willful act constituting dishonesty, fraud, immoral or disreputable conduct which is harmful to the Company or its reputation; (iii) any felony conviction of the Employee; or (iv) any willful act of gross misconduct which is materially and demonstrably injurious to the Company. The Company's obligation to provide written notice under subsection (i) above, and the Employee's right to attempt to cure any breach of the Agreement, shall be provided only once during the term of the Agreement and any subsequent breach under subsection (i) may result in the termination of the Employee for cause without the need for notice or a cure period.

6.   Termination by Death or Disability Of The Employee.

     (a) General. In the event of the Employee's death during the term of this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall pay to the Employee's legal representatives the salary and pro rata bonus, if any, due the Employee through the day on which his death shall have occurred.

     (b) Disability. If the Employee is unable to perform his duties hereunder due to mental, physical or other disability for a period of ninety (90) consecutive business days, as determined in good faith by the Board of Directors of the Company, or for ninety (90) business days in any period of twelve (12) consecutive months, this Agreement may be terminated by the Company, at its option, by written notice to the Employee, effective on the termination date specified in such notice, provided such termination date shall not be a date prior to the date of the notice of termination itself. In this case, the Company will pay the Employee the salary and pro rata bonus, if any, due him through the day on which such termination is effective.

     (c) Disability Insurance. Any amounts paid the Employee pursuant to disability insurance policies provided by the Company shall be offset against the amount of salary due from the Company to the Employee hereunder during the period of the Employee's disability.

7.   Termination by the Employee.

     (a) General. The Employee may terminate this Agreement at any time, with or without cause, by giving written notice to the Company. Any such termination shall become effective on the date specified in such notice, provided that the Company may elect to have such termination become effective on a date after, but not more than fourteen (14) days after, the date of the notice.

     (b) Salary/Bonus. After the date of any such termination, the Employee shall be entitled to the salary and pro rata bonus, if any, due him through the day on which such termination becomes effective.

     (c) Cause. If the termination is with cause (as defined in Section 7(d) below), the Company shall pay to the Employee compensation equal to six (6) months of the Employee's base salary as of the date of termination and one hundred percent (100%) of any unvested stock or unvested options held by the Employee pursuant to the Company's "1998 Employee Stock Incentive Plan" (or any subsequent plan) shall immediately vest at the time of such termination. Notwithstanding the foregoing, the payment of compensation and the accelerated vesting of stock or options hereunder shall be subject to Section 13 of the Restricted Stock Purchase Agreement between the Company and the Employee, dated as of February 17, 2000.

                                       3.
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     (d)  Cause Defined. For purposes of this Section 7, "cause" shall mean (i)
a material failure by the Company to perform its obligations under this Agreement or a material change in the Employee's title or responsibilities without the consent of the Employee (after the Employee has provided written notice of the breach to the Company and the Company has failed to cure such breach within a thirty (30) day period following such notice; provided, however, that no notice or opportunity to cure shall be required if the breach cannot be cured), or (ii) relocation of the Employee's principal work site on other than a temporary basis to a location greater than fifty (50) miles from the Company's existing headquarters in Laurel, Maryland and greater than fifty (50) miles from the Employee's principal residence without the Employee's consent. The Employee's obligation to provide written notice under subsection (i) above, and the Company's right to attempt to cure any breach of the Agreement, shall be provided only once during the term of the Agreement and any subsequent breach under subsection (i) may result in the termination of the Agreement by the Employee for cause without the need for notice or a cure period.

8. Suspension. In the event the Company has reasonable cause to believe that there exists cause for termination of this Agreement as defined in Section 5, immediately upon written notice to the Employee, the Company may, but shall not be obligated to, suspend the Employee, with pay, for a period not to exceed two weeks, either as a disciplinary measure or in order to investigate the Company's belief that such cause exists. No such suspension shall prevent the Company from thereafter exercising its rights to terminate this Agreement in accordance with its terms.

9.   Noncompetition.

     (a) The Employee agrees that, during his employment hereunder, and for a period of one (1) year after the effective date of termination of this Agreement, he will not:

          (i)    Compete (as defined below) with the Company; or

          (ii) assist a Competitor (as defined below) of the Company by providing consulting or other advisory services to that Competitor.

     (b) The following terms, as used in this Section 9 shall have the meanings set forth below:

          (i) The Company's "Business" means development and deployment of an Internet broadcast and data delivery system using satellites, and other businesses or services that the Company may establish from time to time during the term of this Agreement.

          (ii) The term "Competitor" means any firm, corporation or entity that is engaged in business substantially similar to the Company's Business.

          (iii) The term "Compete" means to engage in direct competition with the Company by serving as an employee, consultant, advisor, officer, director, proprietor, partner, stockholder or other security holder (other than a holder of securities of a corporation listed on a national securities exchange or the securities of which are regularly traded in the over-the-counter market, provided that the Employee at no time owns in excess of 1% of the outstanding securities of such corporation entitled to vote for the election of directors or other than of a

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corporation in which the Employee makes passive investments through a venture fund or similar investment vehicle) of any firm, corporation or entity that is a Competitor of the Company. The Company acknowledges that none of Employee's current stock holdings (as disclosed to the Company) are in companies which are Competitors of the Company).

          (iv) The term "affiliate" means any person, firm or corporation, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Company.

     (c) The Employee further acknowledges that this Section 9 is an independent covenant within this Agreement, and that this covenant shall survive any termination of Agreement and shall be treated as an independent covenant for the purposes of enforcement.

     (d) The Employee shall, during the term of this Agreement and thereafter, notify any prospective employer of the terms and conditions of this Agreement regarding noncompetition.

     (e) Notwithstanding anything to the contrary contained herein, in the event the Employee is terminated without cause pursuant to Section 5 above or in the event this Agreement is terminated by the Employee for cause pursuant to
Section 7 above, then the non-competition provision set forth in this Section 9 shall be of no force or effect unless, in addition to the severance payments provided pursuant to Section 5(c) or Section 7(c), as applicable, the Company pays the Employee an amount equal to six (6) months of base salary as of the date of termination.

10. Severability. The Company and the Employee recognize that the laws and public policies of the State of Maryland are subject to varying interpretations and change. It is the intention of the Company and of the Employee that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the State of Maryland, but that the unenforceability (to the modification to conform to such laws or public policies) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the balance of this Agreement in order to render it valid and enforceable.

11. Assignment. Neither the rights nor obligations under this Agreement may be assigned by either party, in whole or in part, by operation of law or otherwise, except that it shall be binding upon and inure to the benefit of any successor of the Company and its subsidiaries and affiliates, whether by merger, reorganization or otherwise, or any purchaser of all or substantially all of the assets of the Company.

12. Notices. Any notice expressly provided for under this Agreement shall be in writing, shall be given either manually or by mail and shall be deemed sufficiently given when actually received by the party to be notified or when mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party at their addresses as set forth below. Either party may, by notice to the other party, given in the manner provided for herein, change their address for receiving such notices.

                                       5.
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          (a)     If to the Company, to:

                         Cidera, Inc.
                         8037 Laurel Lakes Court
                         Laurel, Maryland  20707

          (b)     If to the Employee, to:

                         Edward D. Postal
                         9329 Crimson Leaf Terrace
                         Potomac, MD  20854

13. Governing Law. This Agreement shall be executed, construed and performed in accordance with the laws of the State of Maryland without reference to conflict of laws principles. The parties agree that the venue for any dispute hereunder will be the state or federal courts sitting in Prince George's County, Maryland and the parties hereby agree to the exclusive jurisdiction thereof.

14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

15. Entire Agreement; Amendments. This Agreement constitutes and embodies the entire agreement between the parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection with such subject matter. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. In the event of a conflict or inconsistency between the terms of this Agreement and the Company's policies regarding employees, the terms of this Agreement shall supersede the conflicting or inconsistent Company policies. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless in writing signed by the Employee and on behalf of the Company by an officer thereunto duly authorized by the Company's Board of Directors. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of any party to enforce any other provision or to exercise any right or remedy in the event of any other default.

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     In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                                        COMPANY:


                                        Cidera, Inc.,
                                        a Delaware corporation


                                        By: /s/ Robert M. Dunham
                                           ------------------------------

                                        EMPLOYEE:

                                        /s/ Edward D. Postal
                                        ---------------------------------
                                        Edward D. Postal


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                                  SCHEDULE A

1. The Employee shall be paid an initial annual base salary equal to $250,000 which shall be reviewed annually by the Board of Directors (or the Compensation Committee thereof) and which shall be subject to increase by the Board of Directors (or the Compensation Committee thereof) from time to time. The Employee shall be paid an annual bonus of $100,000, which shall be tied to performance objectives to be established by the mutual agreement of the Employee, the Board of Directors and the Chief Executive Officer.

2. Eligibility to participate in all Company benefit plans as may be established for senior management on the same basis as the Chief Operating Officer.

3. Eligibility to participate in any executive bonus and/or option plan as may be established on the same basis as the Chief Operating Officer of the Company.

The Employee acknowledges that the Company is not guaranteeing continuation of any of the Company's benefit plans or any level of benefits from such plans.

                                      1.